EXHIBITS

Florida Power and Light Company is a "Financial Agency" acting in a similar way related to money, credit, securities, or a transaction in money, credit, securities as defined in PUBLIC LAW 97- 258-SEPT. 13, 1982 96 STAT. 995 § 5312(1); Attached below is unrebutted proof that Florida Power and Light Company is circulating their own coupons/ evidence of indebtedness which are "monetary instruments" as defined in PUBLIC LAW 97- 258-SEPT. 13, 1982 96 STAT. 995 § 5312(3)(B), as well as PUBLIC LAW 99-570—OCT. 27, 1986 100 STAT. § 1956(c)(5) and a "Security" as defined in 73d CONGRESS. SESS. I. CH. 38. MAY 27, 1933 Section 2(1).

FPL

/ 29 8513104833913704588000000

January 9, 2018

FINAL NOTICE Before Power is Turned Off Remotely

8513 0
AUTO **CO 4230
053401

HAZINE CHERY
1455 NW 61ST ST UNIT 206
MIAMI FL 33142-8264

PLEASE FILL IN TOTAL AMOUNT PAID

$ ____________

Make check payable to FPL in U.S. funds and mail along with this coupon to:

FPL
GENERAL MAIL FACILITY
MIAMI FL 33188-0001

Account Number	Must Be Paid By	Total Amount Past Due
10483-39137	JAN 18, 2018	**$88.54**

This "Monetary Instrument" has been accepted for "Value and Consideration"; hence, made payable to FPL and Credit the same to HAZINE CHERY 10483-39137, Without Recourse. Said "Monetary Instrument is an obligation of Florida Power and Light Company.

FPL

Monetary Instrument

/ 29 8513104833913704588000000

January 9, 2018

FINAL NOTICE Before Power is Turned Off Remotely

C.I.K. 0001815677

8513 0
AUTO **CO 4230
053401

HAZINE CHERY
1455 NW 61ST ST UNIT 206
MIAMI FL 33142-8264

Accepted for "Valuable Consideration"

Accepted at Par

PLEASE FILL IN TOTAL AMOUNT PAID

$ -10,000.00

Make check payable to FPL in U.S. funds and mail along with this coupon to:

C.I.K. 0000037634

Payable to: **FPL**
GENERAL MAIL FACILITY
MIAMI FL 33188-0001

Credit to: →

Account Number	Must Be Paid By	Total Amount Past Due
10483-39137	JAN 18, 2018	**$88.54**

To change your account information, please visit www.FPL.com/account or complete the form below using black or blue ink and fill in bubbles completely. Sample ●

Payable to: FPL
Without Recourse

Accept at Par – Valuable Consideration
Credit to: LAZINE CRERY 10483-39137

Monetary Instrument Public Law 97-258 SEPT 13 1982 96 Stat. 995 §5312(3)(B)

Fill in bubble next to your request:

○ Send bills to my e-mail address
○ Update/Add e-mail address — E-mail Address: ____________ @ ________
● Mail bills to my ~~e-mail~~ Mailing address — Mailing Address: ____________
○ Update my mailing address
○ Update my phone number
○ Disconnect my electric service – Request Date __/__/__

Note: Name changes require copy of legal ID and copy of legal document supporting the name change. Please select appropriate reason, enclose documents and sign below.

○ Correct the spelling of my name — NAME: ____________
○ Change my last name due to marriage or divorce — Home Phone #: ____________
○ Change the name to the estate — Work Phone #: ____________
○ Change the name to the surviving spouse
○ Correct the business name — Signature: [signature]

This is to deter Florida Power and Light Company from committing "serious harm" and/ or "abuse or threatened abuse of law or legal process", in any manner or for any purpose for which the law was not designed, in order to exert pressure on another person to cause that person to take some action or refrain from taking some action. Please review the following United States Statutes At Large in support of said claim (Just to name a few):

a. **Definitions: Financial Agency, Financial Institution, Monetary Instrument** - PUBLIC LAW 97-258-SEPT. 13, 1982 96 STAT. 995 §§ 5312(1), 5312(2), 5312(3)(B).

b. **Scheme or artifice to defraud** - Pub. L. 100–690, title VII, § 7603(a), Nov. 18, 1988, 102 Stat. 4508.

c. **Fictitious name or address** - June 25, 1948, ch. 645, 62 Stat. 763; Pub. L. 91–375, § 6(j)(12), Aug. 12, 1970, 84 Stat. 778; Pub. L. 103–322, title XXXIII, § 330016(1)(H), Sept. 13, 1994, 108 Stat. 2147.

d. **Fraud by wire, radio, or television** - July 16, 1952, ch. 879, § 18(a), 66 Stat. 722; subsequent amendments included)

e. **Bank fraud** - Pub. L. 98–473, title II, § 1108(a), Oct. 12, 1984, 98 Stat. 2147.

f. **Money Laundering Control Act of 1986** - PUBLIC LAW 99-570—OCT. 27, 1986 100 STAT. 3207-18 (Subtitle H)

g. **Within special maritime and territorial jurisdiction** - June 25, 1948, ch. 645, 62 Stat. 731; Pub. L. 103–322, title XXXIII, § 330016(1)(H), (K), Sept. 13, 1994, 108 Stat. 2147; Pub. L. 104–294, title VI, §§ 601(a)(3), 606(a), Oct. 11, 1996, 110 Stat. 3498, 3511.

Form **3699**
(Rev. January 1983)

Department of the Treasury – **Internal Revenue Service**

Return of Documents to Taxpayer

Date
04/14/2017

We are returning the documents checked at the right. Please keep them for your records unless otherwise indicated.

Thank you for your cooperation.

To:

HAZINE CHEMON CHERY
C/O 1455 NW 61 ST
MIAMI, FL 33142

Documents returned

- ☐ Receipts
- ☐ Forms W-2
- ☐ Canceled checks
- ☐ Forms W-4 *(To be filed with your employers to enable them to determine the amount of income tax to withhold from your wages.)*
- ☑ W-8BEN

Cat. No. 26600G

Form **3699** (Rev. 1-83)

Form **W-8BEN**

(Rev. January 2017)

Department of the Treasury
Internal Revenue Service

Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals)

▶ For use by individuals. Entities must use Form W-8BEN-E.
▶ Information about Form W-8BEN and its separate instructions is at *www.irs.gov/formw8ben.*
▶ Give this form to the withholding agent or payer. Do not send to the IRS.

OMB No. 1545-1621

Do NOT use this form if:	Instead, use Form:
• You are NOT an individual	W-8BEN-E
• You are a U.S. citizen or other U.S. person, including a resident alien individual	W-9
• You are a beneficial owner claiming that income is effectively connected with the conduct of trade or business within the U.S. (other than personal services)	W-8ECI
• You are a beneficial owner who is receiving compensation for personal services performed in the United States	8233 or W-4
• You are a person acting as an intermediary	W-8IMY

Note: If you are resident in a FATCA partner jurisdiction (i.e., a Model 1 IGA jurisdiction with reciprocity), certain tax account information may be provided to your jurisdiction of residence.

Part I Identification of Beneficial Owner (see instructions)

1 Name of individual who is the beneficial owner: chery, hazine chermon

2 Country of citizenship: united states of america (born in state of the Union)

3 Permanent residence address (street, apt. or suite no., or rural route). **Do not use a P.O. box or in-care-of address.**
NO DOMICILE - NOT A STATUTORY (U.S.) CITIZEN

City or town, state or province. Include postal code where appropriate.
NO DOMICILE - NOT A STATUTORY (U.S.) CITIZEN

Country: N/A

4 Mailing address (if different from above)
C/O 1455 NW 61 ST.

City or town, state or province. Include postal code where appropriate.
MIAMI, FL [33142]

Country: U.S.

5 U.S. taxpayer identification number (SSN or ITIN), if required (see instructions): N/A

6 Foreign tax identifying number (see instructions): N/A

7 Reference number(s) (see instructions): N/A

8 Date of birth (MM-DD-YYYY) (see instructions): N/A

Part II Claim of Tax Treaty Benefits (for chapter 3 purposes only) (see instructions)

9 I certify that the beneficial owner is a resident of ______ within the meaning of the income tax treaty between the United States and that country.

10 **Special rates and conditions** (if applicable—see instructions): The beneficial owner is claiming the provisions of Article and paragraph ______ of the treaty identified on line 9 above to claim a ____ % rate of withholding on (specify type of income): ______

Explain the additional conditions in the Article and paragraph the beneficial owner meets to be eligible for the rate of withholding: ______

Part III Certification

Under penalties of perjury, I declare that I have examined the information on this form and to the best of my knowledge and belief it is true, correct, and complete. I further certify under penalties of perjury that:

- I am the individual that is the beneficial owner (or am authorized to sign for the individual that is the beneficial owner) of all the income to which this form relates or am using this form to document myself for chapter 4 purposes,
- The person named on line 1 of this form is not a U.S. person,
- The income to which this form relates is:
  (a) not effectively connected with the conduct of a trade or business in the United States,
  (b) effectively connected but is not subject to tax under an applicable income tax treaty, or
  (c) the partner's share of a partnership's effectively connected income,
- The person named on line 1 of this form is a resident of the treaty country listed on line 9 of the form (if any) within the meaning of the income tax treaty between the United States and that country, and
- For broker transactions or barter exchanges, the beneficial owner is an exempt foreign person as defined in the instructions.

any withholding agent that can disburse or make payments of the income of which I am the beneficial owner. I agree that I will submit a new form within 30 days if any certification made on this form becomes incorrect.

RECEIVED
APR 13 2017
ADJUSTMENT CORRESPONDENCE

Sign Here ▶ [signature] Signature of beneficial owner (or individual authorized to sign for beneficial owner) 3/29/2017 Date (MM-DD-YYYY)

chery, hazine chermon
Print name of signer

Capacity in which acting (if form is not signed by beneficial owner)

COMPLETED
MAMC CAF DEPT
APR 07 2017

176

RECEIVED BY IRS-EEFAX 03/29/2017 5:37PM (GMT-04:00)

{24-1721-49-153-47}

Department of the Treasury
Internal Revenue Service
P.O. Box 268, MS 8423
Memphis, TN 38101-0268

Notice	CP547
Notice date	May 31, 2017
CAF number	0312-58277R
Fax number	855-214-7519

000390.763320.226937.12513 1 MB 0.423 370

CHERMON H CHERY
1455 NW 61ST ST UNIT 206
MIAMI, FL 33142-8264-566

000390

Message regarding your third party authorization

We assigned you a Centralized Authorization File (CAF) number

We received Form 2848, Power of Attorney and Declaration of Representative, or Form 8821, Tax Information Authorization, authorizing you as a third party to act or receive information on behalf of a taxpayer. We keep this information on a computerized Centralized Authorization File (CAF) and refer to your number as a CAF number. We assigned you the CAF number shown above.

What you need to do

Please refer to your CAF number when you contact us about the account of any taxpayer. If you're an authozied third party for more than one taxpayer, use the same CAF number. Include this number with your name and address on any documents you submit as an authorized third party. In addition, please include this number on any future Forms 2848 or 8821.

If we assigned you more than one CAF number and you didn't specifically request more than one, please fax a copy of each CP 547 notice you received to the fax number shown at the top of this notice. Include a page describing the situation and indicate which of the multiple CAF numbers you wish to retain. If you don't indicate a preference, we'll keep the earliest number issued.

Next steps

You may change your address of record by supplying your new address on any subsequent Form 2848/8821 and checking the "Check if new" box or by sending written notification of the new address to the location where the Form 2848 or Form 8821 was filed. You can find your filing location in the "Where To File Chart" for Form(s) 2848/8821 instructions.

Additional information

- Visit www.irs.gov/cp547
- For tax forms, instructions, and publication, visit www.irs.gov or call 1-800-TAX-FORM (1-800-829-3676)
- Keep this notice for your records.

If you need assistance, please don't hesitate to contact us.